Exhibit 99.1

Exactech Projects Q2 Sales Lower Than Previous

Guidance; Announces Q2 Earnings Call

GAINESVILLE, Fla. – July 8, 2009 — Exactech, Inc. (Nasdaq: EXAC), a developer and producer of bone and joint restoration products for hip, knee, shoulder, spine and biologic materials, said today that results for the second quarter will be lower than originally expected.

Management said the company now expects revenue for the quarter ending June 30th will be approximately $43 million. The company earnings also will be below previous guidance. Exactech cited slower industry growth rates that contributed to lower sales of the company’s knee implant products in the quarter.

Consequently, Exactech has adjusted its revenue targets for the full year 2009 to a range of $167 million to $173 million.

Exactech will formally announce the second quarter results after the close of market on Tuesday, July 28.

The company will hold a conference call with CEO Dr. William Petty and key members of the management team on Wednesday, July 29 at 10:00 a.m. Eastern. The call will cover second quarter results. Petty will open the conference call and a question-and-answer session will follow.

To participate in the call, dial 1-877-941-2332 any time after 9:50 a.m. Eastern on July 29. International and local callers should dial 1-480-629-9722. While in conference, if callers should require operator assistance, they can press the star followed by the zero button. This will call an operator to the line.

A live webcast of the call will be available at http://viavid.net/dce.aspx?sid=000066E9. A podcast will be available approximately one hour after the event ends and can be accessed at http://viavid.net/mp3/000066E9.mp3. Both will be archived for approximately 90 days.

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EXACTECH INC.

The foregoing statements regarding targets for the quarter and full year are forward-looking and actual results may differ materially. These are the company’s targets, not predictions of actual performance.

About Exactech

Based in Gainesville, Fla., Exactech develops and markets orthopaedic implant devices, related surgical instruments and biologic materials and services to hospitals and physicians. The company manufactures many of its orthopaedic devices at its Gainesville facility. Exactech’s orthopaedic products are used in the restoration of bones and joints that have deteriorated as a result of injury or diseases such as arthritis. Exactech markets its products in the United States and Australia, in addition to more than 30 markets in Europe, Asia and Latin America. Additional information about Exactech, Inc. can be found at http://www.exac.com. Copies of Exactech’s press releases, SEC filings, current price quotes and other valuable information for investors may be found at http://www.exac.com and http://www.hawkassociates.com.

An investment profile about Exactech is available at http://www.hawkassociates.com/profile/exac.cfm.

Investors may contact Chief Financial Officer Jody Phillips at 352-377-1140 or Julie Marshall or Frank Hawkins, Hawk Associates Inc., at 305-451-1888, e-mail: exactech@hawkassociates.com. To receive future releases in e-mail alerts, sign up at http://www.hawkassociates.com/about/alert.

This release contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which represent the company’s expectations or beliefs concerning future events of the company’s financial performance. These forward-looking statements are further qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. These factors include the effect of competitive pricing, the company’s dependence on the ability of third party manufacturers to produce components on a basis which is cost-effective to the company, market acceptance of the company’s products and the effects of government regulation. Results actually achieved may differ materially from expected results included in these statements.

EXACTECH INC.